SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report:  October 10, 2013
(Date of Earliest Event Reported:  October 4, 2013)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Amendment to Loan and Security Agreement

On October 4, 2013, Akorn, Inc., a Louisiana corporation (the “Company”), and its domestic subsidiaries (collectively with the Company, the “Borrowers”) entered into a Joinder and Fourth Amendment to Loan and Security Agreement and Second Amendment to Pledge Agreement (the “Amendment”). The Amendment amends that certain Loan and Security Agreement dated as of October 7, 2011, as previously amended November 9, 2011, February 21, 2012, and April 24, 2012 (collectively with the Amendment, the “Loan Agreement”) and that certain Pledge Agreement dated October 7, 2011, as previously amended November 9, 2011, all with Bank of America, N.A., as lender, and as agent (“Agent”) for certain other lenders from time to time (“Lenders”). Prior to the Amendment, there were three immaterial amendments related to changes in the Company’s structure, an increase in the sublimit of the letter of credit facility, and a waiver and modification of insurance endorsement requirements.

The primary purpose of this Amendment was to increase the senior secured revolving credit facility (the “Facility”) from $20.0 million to $60.0 million. Among other things, the Amendment also: (1) adds as Borrowers to the Loan Agreement various subsidiaries of the Company that have been recently added to the Company’s corporate structure; (2) provides Agent’s consent to the Company’s amendment to its bylaws as described below in Item 5.03 below; and (3) includes certain carve-out and keepwell language consistent with recent market guidelines implemented as a result of a Dodd-Frank rule.

As of the date of the Amendment, there were no outstanding borrowings under the Facility.

In connection with the Amendment, the Company entered into a Replacement Note dated October 4, 2013 for the increased amount (the “Replacement Note”), and a First Amendment to Trademark Security Agreement dated October 4, 2013, to include newly acquired trademarks of the Company (the “First Amendment to Trademark Security Agreement”), copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3 and are incorporated herein by reference.

The Agent is to receive a $60,000 fee from the Company in connection with the Amendment.

Certain of the Lenders and their affiliates have various relationships with the Company and have in the past provided, and may in the future provide, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions.

The foregoing is not a complete summary of the Amendment, the Replacement Note or the First Amendment to Trademark Security Agreement and is qualified by reference to the full text of each such agreement which is attached hereto as Exhibits 10.1, 10.2 and 10.3 to this report, and are incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.03          Amendments to Articles of Incorporation or Bylaws;  Change in Fiscal Year.

On October 4, 2013, in connection with entry into the Amendment, the Company’s Board of Directors (the “Board”) approved an amendment to Akorn’s bylaws to authorize an increase in the size of the Board from nine (9) members to a maximum of twenty (20) members, with the exact composition of the Board to be determinable from time to time by the Board.  This change was made primarily to provide the Board, if desirable and consistent with its then strategic and related business objectives for the Company, with the increased flexibility to add additional directors to the Board in the future.  The Board has no plans to change the current composition of the Board at this time.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.  See attached exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:  October 10, 2013

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Redline showing Amendment to the By-laws of Akorn, Inc., entered into as of October 4, 2013.

3.2	By-Laws of Akorn, Inc., as amended effective October 4, 2013.

10.1	Joinder and Fourth Amendment to Loan and Security Agreement and Second Amendment to Pledge Agreement dated as of October 4, 2013 among Akorn, Inc., its domestic subsidiaries, and Bank of America, N.A.

10.2	Replacement Note dated as of October 4, 2013 in the principal amount of $60 million by Akorn, Inc. and its domestic subsidiaries in favor of Bank of America, N.A.

10.3	First Amendment to Trademark Security Agreement dated as of October 4, 2013 among Akorn, Inc. and Advanced Vision Research, Inc. in favor of Bank of America, N.A.